UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2021, Cohen & Company, LLC (the “Operating LLC”), a Delaware limited liability company and a subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), entered into Amendment No. 3 to Employment Agreement (the “Amendment”), by and between the Operating LLC and Joseph W. Pooler, Jr. (“Mr. Pooler”). Mr. Pooler is the Executive Vice President, Chief Financial Officer and Treasurer of each of the Company and the Operating LLC and a member of the Board of Managers of the Operating LLC.

The Amendment amended the Employment Agreement, dated May 7, 2008, between Mr. Pooler and the Operating LLC, as amended (the “Employment Agreement”) to provide that, if (i) the Operating LLC terminates Mr. Pooler’s employment without Cause (as defined in the Employment Agreement) and not as a result of Mr. Pooler’s death or disability, (ii) Mr. Pooler terminates his employment with the Operating LLC for Good Reason (as defined in the Employment Agreement), or (iii) the Company does not renew the Employment Agreement’s annual term pursuant to the provisions therein (each, a “Termination”), then Mr. Pooler will receive a single-sum payment of an amount equal to three times Mr. Pooler’s annual salary in effect as of December 31, 2020. Prior to the Amendment, the Employment Agreement provided that, upon a Termination, Mr. Pooler would receive a single-sum payment of an amount equal to three times the average of his annual salary amounts paid to Mr. Pooler over the three calendar years prior to the date of Termination. The Amendment made no other amendments to the Employment Agreement and the Employment Agreement remains in full force and effect.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Amendment No. 3 to Employment Agreement, dated February 3, 2021, by and between Cohen & Company, LLC and Joseph W. Pooler, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: February 5, 2021	By:	/s/ Joseph W. Pooler, Jr.
Name: Joseph W. Pooler, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer